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                                   EXHIBIT 11
                             Biscayne Apparel, Inc.
                       Computation of Per Share Earnings
                         (Dollars in Thousands, Except
                               Per Share Amounts)
                                  (Unaudited)



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

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                       ------------------------
                                                           1997        1996
                                                       -----------   ----------
Net loss............................................   $    (1,110) $    (1,413)
                                                       ===========  ===========

PRIMARY:
-------
Common and common equivalent shares:

 Weighted average common shares outstanding.........    10,741,819   10,741,407

 Potential dilution upon exercise of stock
  options and warrants..............................         -            -
                                                        ----------  -----------

Shares used in computing net loss
  per common share..................................    10,741,819   10,741,407
                                                        ==========  ===========

PER SHARE AMOUNTS:
-----------------
Net loss per share..................................   $     (0.10) $     (0.13)
                                                       ===========  ===========

FULLY DILUTED:
-------------
Common and common equivalent shares:

 Weighted average common shares outstanding.........    10,741,819   10,741,407

 Potential dilution upon exercise of stock
  options and warrants..............................         -            -
                                                        ----------  -----------

Shares used in computing net loss
  per common share..................................    10,741,819   10,741,407
                                                        ==========  ===========

PER SHARE AMOUNTS:
-----------------
Net loss per share..................................   $     (0.10) $     (0.13)
                                                       ===========  ===========

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